EXHIBIT 3.7
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DEAN HELLER                                   Entity #:
Secretary of State                            C12099-1995
204 North Carson Street, Suite 1              Document Number:
Carson City, Nevada 89701-4299                20060411762-69
(775) 684 5708
Website: secretaryofstate.biz                 Date Filed:
                                              6/28/2006 10:15:03 AM
                                              In the office of
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CERTIFICATE OF AMENDMENT                      s/Dean Heller
(PURSUANT TO NRS 78.385 AND78.390
-------------------------------------         Dean Heller
                                              Secretary of State

                                          ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

    Royal Solutions, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1. Name. The name of the corporation (hereinafter called the "Corporation") is Royal Strategies and Solutions, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 8,798,518

4. Effective date of filing (optional):
                                        ---------------------------------------
                                            (must not be later than 90 days
                                            after the certificate is filed)

5. Officer Signature (Required): s/Mel Leiner
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 *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.
                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                             Revised on 09/29/05